                                                                    EXHIBIT 99.3











                                  DETACH HERE

                                     PROXY

                              AMERICA ONLINE, INC.

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                   AMERICA ONLINE, INC.'S BOARD OF DIRECTORS

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and the joint proxy statement-prospectus dated _________, 2000 in connection with the special meeting to be held at ___:00 a.m. local time on ________, 2000 at ______________________, and hereby appoints Stephen M. Case, J. Michael Kelly and Paul T. Cappuccio and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all the shares of common stock of America Online, Inc. registered in the name provided on this proxy card, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournment or adjournments of the special meeting, with all the powers the undersigned would have if personally present. Without limiting the general authorization given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal described in this proxy.

When properly executed, this proxy will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made this proxy will be voted FOR proposal 1 on the reverse side, and in the discretion of the proxies on any other business matters or proposals as may properly come before the special meeting or any adjournment of the special meeting. Abstaining or failing to vote at all will have the same effect as voting against proposal 1.

SEE REVERSE SIDE FOR PROPOSAL 1. If you do not sign and return this proxy card, vote by telephone or through the Internet, or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

-------------                                                   -------------
 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
     SIDE                                                            SIDE
-------------                                                   -------------

Vote by Telephone


It's fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)


Follow these four easy steps:

1.   Read the accompanying joint proxy statement-prospectus and proxy card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.

3. Enter your 14-digit Voter Control Number located on your proxy card above your name.

4.   Follow the recorded instructions.


Your vote is important!
At anytime call 1-877-PRX-VOTE


Vote by Internet


It's fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.   Read the accompanying Joint Proxy Statement and Proxy Card.

2.   Go to the Website
     http://www.eproxyvote.com/aol.

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name

4.   Follow the instructions provided.


Your vote is important!
At anytime go to  http://www.eproxyvote.com/aol

     Under Delaware law, your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. Therefore, if you vote by telephone or the Internet, please DO NOT return your proxy card.

                                  DETACH HERE
     Please mark
[X]  votes as in
     this example.

The Board of Directors recommends a vote FOR proposal 1.

1. Proposal to approve and adopt the Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000, among America Online, Inc., Time Warner Inc., America Online Merger Sub Inc. and Time Warner Merger Sub Inc. pursuant to which America Online and Time Warner will each become a wholly owned subsidiary of a new holding company that will be named AOL Time Warner Inc. In the merger, one share of America Online common stock will be automatically converted into one share of AOL Time Warner common stock. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.


     FOR                      AGAINST                  ABSTAIN
     [ ]                        [ ]                      [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                                                    MARK HERE FOR ADDRESS
                                                    CHANGE AND NOTE AT LEFT  [ ]

                                                    MARK HERE IF YOU PLAN TO
                                                    ATTEND THE MEETING       [ ]


Please sign exactly as your name(s) appear(s) on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.


___________________________________      ___________________________________
Signature          Date                  Signature          Date